Exhibit 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS
               --------------------------------------------



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 8, 1999, relating to the consolidated financial statements which appears in Adolph Coors Company's Annual Report on Form 10-K for the year ended December 27, 1998.





/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Denver, Colorado
July 2, 1999